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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


CONTACTS:

Cliff Thompson
eXcelon Corporation
781-674-5132
cthompson@exln.com

Lacey Brandt
eXcelon Corporation
781-674-5315
brandt@exln.com


                         EXCELON ANNOUNCES SHAREHOLDERS
                       APPROVE 1-FOR-8 REVERSE STOCK SPLIT


BURLINGTON, MA., OCTOBER 4, 2002 --eXcelon Corporation (Nasdaq: EXLN) today announced that the Company's shareholders have approved an amendment to the company's certificate of incorporation to effect a reverse split of the Company's common stock.

The one-for-eight reverse split will be effective Monday, October 7, 2002. After the split the stock will trade under the interim symbol of "EXLND" for 20 trading days to assist in making investors aware of the reverse split. Thereafter, the symbol will revert to "EXLN".

Prior to effecting the reverse split, the company has approximately 59,299,731 shares of common stock outstanding; following the reverse split, there will be approximately 7,412,467 shares outstanding, subject to rounding for fractional shares.

In the reverse stock split, each eight shares of the Company's old common stock issued and outstanding will be automatically converted into one new share of common stock. No fractional

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shares will be issued, whereas any fractional share resulting from the reverse split shall be rounded upward to the nearest whole share.

ABOUT EXCELON

eXcelon Corporation is a leading provider of data management software designed to accelerate the performance of distributed applications built using XML and Java(TM) and deployed on market leading software platforms. eXcelon's core products, XIS, Javlin and ObjectStore, deliver enhanced levels of speed, flexibility, scalability and run-time availability to Web Services and distributed applications, which can result in substantial cost savings and significant competitive advantage for large and mid-sized enterprises. For corporate developers and software engineers who need to manage XML in a distributed environment, eXcelon Corporation's eXtensible Information Server
(XIS) is a native XML database management system designed to provide development organizations with the speed and throughput necessary to manage the extreme flexibility of XML. Javlin is a J2EE(TM) data cache manager that improves application performance by storing, managing and delivering application-ready data in highly distributed deployment environments. ObjectStore delivers best of breed data-management for Java and C++ to ensure the rapid propagation and availability of data for complex Web transactions, dynamic content, network management systems and a multitude of applications for independent software vendors (ISVs).

Headquartered in Burlington, MA, eXcelon has more than 4,000 customers worldwide, including market leaders in key industries such as telecommunications, financial services, retail and manufacturing. eXcelon markets its solutions globally through value-added resellers, system integrators, consulting firms, OEM licensees and direct sales channels. For more information, please visit the eXcelon Web site at www.exln.com.

"SAFE HARBOR"

Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release that do not relate to historical facts are forward-looking statements. Such statements are not guarantees of future performance, and are subject to substantial risks and uncertainties and involve assumptions that could cause the future results of eXcelon to differ materially from those expressed in any forward-looking statements. eXcelon disclaims any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise.

Important factors that could cause eXcelon's actual results to differ from these forward-looking statements include the possibility that the recent restructuring of our business operations, as well as any additional restructuring initiatives, may not produce improvements in eXcelon's operating results; market demand for XML-based products; the risk that eXcelon's revenues will not grow rapidly enough to offset increased expenditures that we are incurring to develop and market eXcelon's new XML-based products; the fact that a significant portion of eXcelon's revenues to date have been derived from sales of eXcelon's Object Design data management products, the market for which is stable or declining; the profitability of eXcelon's professional services contracts; eXcelon's ability to retain existing professional services clients and attract new clients; the risk that our common stock may be delisted from the Nasdaq National Market; the possibility that eXcelon may be unable to keep pace with the rapid technological change and intense competition that characterize its markets; general economic and industry conditions; factors described under the heading "Certain Factors that May Affect Future Results" in our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

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NOTE: Object Design and ObjectStore are registered trademarks of eXcelon
Corporation. eXcelon, EXLN, eXcelon Integration Server, XIS, eXcelon Business Process Manager, BPM, PSE Pro, Stylus, Stylus Studio, Real Time Event Engine, RTEE, Cache-Forward, and Javlin are trademarks of eXcelon Corporation. All other trademarks are the property of their respective owners.



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